EXECUTION VERSION

CONFIDENTIAL TRANSITION, SEPARATION
AND GENERAL RELEASE AGREEMENT

This CONFIDENTIAL TRANSITION, SEPARATION and GENERAL RELEASE AGREEMENT (hereinafter referred to as this “Agreement”) is made and entered into by and between Joseph Redling (“Executive”) and Vonage Holdings Corp. (defined herein to include its affiliates, subsidiaries, predecessors and successors and hereinafter referred to as “Vonage” or “the Company”), effective as of May 23, 2017 (the “Effective Date”). Executive and Vonage are hereafter referred to as the “Parties.”
WHEREAS, Executive is employed by Vonage as its Chief Operating Officer;
WHEREAS, Executive and Vonage entered into an Employment Agreement, dated as of December 2, 2013 (the “Employment Agreement”) (capitalized terms used herein and not defined herein shall have the respective meanings set forth in the Employment Agreement);
WHEREAS, the Parties have agreed that, subject to this Agreement, Executive shall continue his employment with Vonage until no later than July 31, 2017 under the terms of the Employment Agreement and in connection with assisting and effecting an orderly transition of Executive’s duties and responsibilities;
WHEREAS, this Agreement addresses his employment with Vonage during the transitional period, in addition to the Employment Agreement, and his post-termination benefits and obligations;
WHEREAS, Vonage and Executive have read this Agreement and have had the opportunity to review it with their respective legal counsel; and
WHEREAS, Vonage and Executive desire to resolve any and all issues and claims between them, including, without limitation, Executive’s employment and his separation therefrom, as well as any and all issues and claims arising from or relating to the Employment Agreement, and to reach an amicable accord and settlement concerning their future relationship.

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NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:
1.Transition Period.
(a)    From the Effective Date through July 31, 2017, or such earlier date that Executive’s employment is terminated by Vonage for any reason or Executive voluntarily resigns (the “Transition Period”), Executive shall remain the Chief Operating Officer of Vonage. During the Transition Period, Executive shall have the same duties and responsibilities as Executive had immediately prior to the Effective Date in accordance with the terms of the Employment Agreement and shall also provide certain transitional services as reasonably requested from time-to-time by the Chief Executive Officer of Vonage or the Board of Directors of Vonage.
(b)    Executive’s employment with the Company shall end on the last day of the Transition Period (the “Termination Date”), and the termination of his employment shall be treated as a termination without Cause for purposes of determining his rights under his Employment Agreement. Notwithstanding anything to the contrary in the preceding sentence or elsewhere, in the event that Executive is terminated by Vonage for Cause or Executive voluntarily resigns without Good Reason (as defined below), in each case, during the Transition Period, Executive shall not be eligible for the post-employment benefits set forth in Paragraphs 6(a) and (c) below. In lieu of the Good Reason definition set forth in Section 4(a)(iii) of the Employment Agreement, for purposes of this Agreement, as of the Effective Date, “Good Reason” shall mean the occurrence of any of the following events during the Transition Period without Executive’s prior written consent: (i) a failure by Vonage to timely pay material compensation due and payable to Executive in connection with his employment; (ii) a material diminution in Executive’s Base Salary; (iii) Vonage requiring Executive to be based at any office or location more than fifty (50) miles from the Holmdel, New Jersey area; or (iv) a material breach by Vonage of its obligations under this Agreement; provided, however, that no event or condition described in clauses (i) through (iv) shall constitute Good Reason unless (A) Executive gives Vonage within thirty (30) days of the occurrence of the Good Reason event, written notice of his intention to terminate his employment for Good Reason as provided in Section 4(f)(ii) of the Employment Agreement, and (B) such grounds for termination (if susceptible to correction) are not corrected by Vonage within thirty (30) days of its receipt of such notice. If such grounds for termination for Good Reason are not cured during such thirty (30) day period, Executive’s termination for Good Reason shall be effective as of the day immediately following the end of such thirty (30) day period.
2.    Salary. Executive agrees that Vonage has no obligation to make, and will not make, any additional salary payments to Executive that have not already been paid, except for any and all earned, accrued or owed amounts, but not yet paid, to which Executive is, or becomes, entitled up to and including the Termination Date, including any unpaid expense reimbursement, any accrued but unused vacation and any other amounts or benefits required to be paid under the Employment Agreement or provided by law or under any plan, program, policy or practice of Vonage and not including the payments or benefits described in Paragraph 5 below (“Other Accrued Compensation and Benefits”), payable in a lump sum within five (5) days after the revocation period described in the Updated Release (as defined below). Any further entitlement that Executive may have to compensation or benefits, such as the payments and benefits described in Paragraph 6 below, shall be governed by the terms of this Agreement.
3.    Non-Admission. It is specifically understood and agreed that this Agreement does not constitute and is not to be construed as an admission or evidence of (a) any violation by Vonage or Executive, of any federal, state or municipal law, statute or regulation, or principle of common law or equity, (b) the commission by Executive or Vonage of any other actionable wrong, or (c) any wrongdoing of any kind whatsoever on the part of Executive or Vonage, and shall not be offered, argued or used for that purpose.
4.    General Release.
(a)    In exchange for the consideration provided in this Agreement, and as a material inducement for both Parties entering into this Agreement, Executive for himself, his heirs, executors, administrators, trustees, legal representatives, successors and assigns (hereinafter collectively referred to for purposes of this Paragraph 4 as “Executive”) hereby irrevocably and unconditionally waives, releases and forever discharges Vonage and its past, present and future affiliates and related entities, parent and subsidiary corporations, divisions, shareholders, predecessors, future officers, directors, trustees, fiduciaries, administrators, executives, agents, representatives, successors and assigns (hereinafter collectively referred to for purposes of this Paragraph 4 as “Vonage”) for any and all waivable claims, charges, demands, sums of money, actions, rights, promises, agreements, causes of action, obligations and liabilities of any kind or nature whatsoever, at law or in equity, whether known or unknown, existing or contingent, suspected or unsuspected, apparent or concealed, foreign or domestic (hereinafter collectively referred to as “claims”) which he has now or in the future may claim to have against Vonage based upon or arising out of any facts, acts, conduct, omissions, transactions, occurrences, contracts, claims, events, causes, matters or things of any conceivable kind or character existing or occurring or claimed to exist or to have occurred prior to the Effective Date in any way whatsoever relating to or arising out of Executive’s employment with Vonage or the termination thereof. Such claims include, but are not limited to, claims arising under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq.; the Equal Pay Act of 1963, 29 U.S.C. § 206(d); Section 806 of the Corporate and Criminal Fraud Accountability Act of 2002, 18 U.S.C. § 1681 et seq.; the Fair Credit Reporting Act, 15 U.S.C. §1681 et seq.; any other federal, state or local statutory laws relating to employment, discrimination in employment, termination of employment, wages, benefits or otherwise, including, but not limited to, the New Jersey Law Against Discrimination, the Conscientious Employee Protection Act, the New Jersey Wage Payment Law, the New Jersey Family Leave Act, all as amended; the common law of the State of New Jersey; any claim under any local ordinance, including, but not limited to, any ordinance addressing fair employment practices; any claims for employment or reemployment by the Company; any common law claims, including but not limited to actions in tort, defamation and breach of contract; any claim or damage arising out of Executive’s employment with or separation from Vonage (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; and any and all claims for counsel fees and costs.

(b)    To the fullest extent permitted by law, and subject to the provisions of Paragraphs 4(d), 4(e) and 4(f) below, Executive represents and affirms that he has not filed or caused to be filed on his behalf any claim for relief against Vonage or any releasee and, to the best of his knowledge and belief, no outstanding claims for relief have been filed or asserted against Vonage or any releasee on his behalf.
(c)    In waiving and releasing any and all waivable claims whether or not now known, Executive understands that this means that, if he later discovers facts different from or in addition to those facts currently known by him, or believed by him to be true, the waivers and releases of this Agreement and the Updated Release will remain effective in all respects — despite such different or additional facts and his later discovery of such facts, even if he would not have agreed to this Agreement or the Updated Release if he had prior knowledge of such facts.
(d)    Nothing in this Paragraph, or elsewhere in this Agreement, prevents or prohibits Executive from filing a claim with a Government Agency. However, Executive understands that, because Executive is waiving and releasing, among other things, any and all claims for monetary damages and any other form of personal relief (per Paragraph 4(a) above), Executive may only seek and receive non-monetary forms of relief through any such claim, except as otherwise expressly provided in this Paragraph 4.
(e)    Nothing in this Paragraph, or elsewhere in this Agreement, is intended as, or shall be deemed or operate as, a release by Executive of his rights (i) under the Parties’ Indemnification Agreement, dated as of December 2, 2013, as amended from time to time (the “Indemnification Agreement”), or any other rights to indemnification relating to his performance of services as an officer of Vonage, including, but not limited, to those rights to indemnification set forth in Vonage’s Certificate of Incorporation as in effect on the date hereof (the “Certificate of Incorporation”), (ii) to receive an award from a Government Agency under its whistleblower program for reporting in good faith a possible violation of law to such Governmental Agency, (iii) to challenge the validity of this Agreement under the Age Discrimination in Employment Act, (iv) to any recovery to which Executive may be entitled pursuant to New Jersey’s workers’

compensation and unemployment insurance laws, or (v) where a waiver is expressly prohibited by law. For purposes of this agreement, “Government Agency” means the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other self-regulatory organization or any other federal, state or local governmental agency or commission. Notwithstanding the foregoing, the provisions of this Paragraph 4(e) are intended as recitals only and are not intended to provide Executive with any additional contractual rights beyond those contained in the Indemnification Agreement, the Certificate of Incorporation, or under applicable law. Furthermore, nothing herein shall affect Executive’s rights to Other Accrued Compensation and Benefits in accordance with the terms of this Agreement or as provided in Paragraph 6 hereof.
(f)    Executive acknowledges that this Agreement does not limit or interfere with his right, without notice to or authorization of Vonage, to communicate and cooperate in good faith with a Government Agency for the purpose of (i) reporting a possible violation of any U.S. federal, state, or local law or regulation, (ii) participating in any investigation or proceeding that may be conducted or managed by any Government Agency, including by providing documents or other information, or (iii) filing a charge or complaint with a Government Agency, provided that in each case, such communications, participation, and disclosures are consistent with applicable law. Additionally, Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (a) in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If Executive files a lawsuit for retaliation by an employer for reporting a suspected violation of law, Executive may disclose the trade secret to his attorney and use the trade secret information in the court proceeding, if he files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. The activities or disclosures described in this Paragraph 4(f)(i) - (iii) and 4(f)(a) – (b) above shall be referred to in this Agreement as “Protected Activities.” Notwithstanding the foregoing, under no circumstance will Executive be authorized to make any disclosures as to which Vonage may assert protections from disclosure under the attorney-client privilege or the attorney work product doctrine, without prior written consent of Vonage’s General Counsel or other authorized officer designated by Vonage.
5.    Updated Release. As a condition to receiving the benefits described in Paragraph 6, Executive agrees to execute and deliver within twenty-one (21) days after the Termination Date a release agreement in the form attached as Exhibit A hereto (the “Updated Release”) containing a general release of claims co-extensive and substantially similar to the release set forth in Paragraph 4 above, to include the period from the date of the execution of this Agreement through and including the date of execution of the Updated Release.
6.    Consideration and Post-Employment Benefits.
(a)    Vonage, for and in consideration of the undertakings of Executive set forth herein and pursuant to Section 4(b)(i) of the Employment Agreement, and intending to be legally bound, and provided that Executive does not revoke this Agreement pursuant to Paragraph 18(d) below or the Updated Release, agrees that Vonage will pay or provide the following to Executive: (1) severance pay equal to twelve (12) months of Executive’s Base Salary (as defined in Section 3(a) of the Employment Agreement) and an amount equal to Executive’s full TBO (as defined in Section 3(c) of the Employment Agreement) for the year of termination, each payable by Vonage in installments during its regular payroll cycle over the twelve (12) month period following the Termination Date, provided that the first payment shall be made on the sixtieth (60th) day after such Termination Date, subject to Section 4(e)(iv) of the Employment Agreement, and such first payment shall include payment of any amounts that would otherwise be due prior thereto, and (2) a pro rata portion of Executive’s Annual Bonus (as defined in Section 3(c) of the Employment Agreement) for the year of termination, if and to the extent that Vonage achieves its performance metrics for such year, payable when bonuses are normally paid to other senior executives of Vonage, but in no event later than March 15th of the year following the year to which such bonus relates. All payments are subject to applicable tax withholding. Executive shall be solely responsible for all taxes on the payments under this Agreement.

(b)    Notwithstanding anything to the contrary herein, if Executive materially breaches provisions of Vonage’s Employee Confidentiality and Innovations Agreement, dated as of December 3, 2013 (the “Confidentiality Agreement”), Vonage’s Non-Compete Agreement, dated as of December 2, 2013 (the “Non-Compete Agreement”), or Section 7 of the Employment Agreement, Executive shall not be eligible, as of the date of such material breach, for the payments and benefits described in Paragraph 6(a) above, and any and all obligations and agreements of Vonage with respect to such payments shall thereupon cease (and Vonage shall be entitled to recoup any and all such payments and benefits previously paid or awarded to Executive).
(c)    Pursuant to the Employment Agreement and the Executive’s Nonqualified Stock Option Agreement, dated January 2, 2014 (the “Stock Option Agreement”), Executive was granted options to purchase 2,000,000 shares of Vonage’s common stock under the Vonage Holdings Corp. 2006 Incentive Plan, as amended or restated from time to time (the “2006 Incentive Plan”), of which 500,000 options remain unvested as of the Effective Date (the “Unvested Options”). In accordance with the provisions of Section 3(b) of the Employment Agreement and the Stock Option Agreement, upon a termination of employment by Vonage without Cause or a resignation by Executive for Good Reason (as defined in the Employment Agreement), a pro-rata portion of the Unvested Options shall accelerate and become exercisable on such date of termination. Pursuant to this Agreement, the Parties agree that any portion of the Unvested Options that are not vested as of the Termination Date shall vest, except as provided in Paragraph 1(b), and become exercisable in accordance with Section 3(b) of the Employment Agreement and the Stock Option Agreement (the “Accelerated Options”). In addition, notwithstanding the terms of the 2006 Incentive Plan and the Executive’s TSR Performance Unit Agreement, dated March 16, 2015 (the “Performance Unit Agreement”), the Parties agree that, except as provided in Paragraph 1(b), the Performance Units (as defined in the Performance Unit Agreement granted under the Performance Unit Agreement (the “Performance Units,” and together with the Accelerated Options, the “Vested Equity”) shall vest as of the end of the Performance Period (as defined in the Performance Unit Agreement) equal to the number of Performance Units that would otherwise have vested based on actual performance had Executive remained employed with Vonage on the last day of the Performance Period and be settled in accordance with the terms of the Performance Unit Agreement. The accelerated vesting of any Unvested Options and the continued vesting eligibility of the Performance Units described herein shall be contingent on Executive not revoking this Agreement pursuant to Paragraph 18(d) below and the Updated Release. Other than the Vested Equity, all equity awarded by Vonage to Executive will be treated in accordance with the terms of the applicable equity plans and underlying award agreements.
7.    Prior Agreements. This Agreement supersedes all prior agreements entered into by Vonage and Executive, except for the following: (1) Section 3(b), Sections 4 through 11, Section 12 and Section 14 of the Employment Agreement, which terms survive the termination of the Employment Agreement pursuant to Section 17 thereof, (2) the Non-Compete Agreement, (3) the Confidentiality Agreement, (4) the Stock Option Agreements, (5) the Performance Unit Agreement and (6) the Indemnification Agreement.
8.    Resignation from Directorships and Officerships. Pursuant to Section 4(g) of the Employment Agreement, Executive affirms that the termination of Executive’s employment by Executive or Vonage for any reason shall constitute the Executive’s resignation from (i) any director, officer or employee position Executive has with Vonage, and (ii) all fiduciary positions (including as a trustee) Executive holds with respect to any employee benefit plans or trusts established by Vonage.
9.    Confidentiality of Agreement. Executive agrees to keep secret and strictly confidential the terms of this Agreement (except to the extent this Agreement is publicly filed) and further represents and warrants that he will not disclose, make known, discuss or relay any information concerning this Agreement, or any of the discussions leading up to this Agreement, to anyone (other than members of his immediate family, accountants or attorneys who have first agreed to keep said information confidential and to not disclose it to others), and that he has not done so. The foregoing shall not prohibit or restrict such disclosure to Governmental Agencies to the extent such disclosure constitutes a Protected Activity as defined in Section 4 of this Agreement. Prior to making any disclosure other than to his immediate family, accountants or attorneys, Executive shall provide Vonage with as much notice as practicable that he has been requested or compelled to make disclosure and shall cooperate with Vonage to maintain the confidentiality of this Agreement to the fullest extent possible.
10.    Notices. All notices, requests, demands and other communications hereunder to Vonage shall be in writing and shall be delivered, either by hand, by facsimile, by overnight courier or by certified mail, return receipt requested, duly addressed as indicated below or to such changed address as Vonage may subsequently designate:
Vonage Holdings Corp.
23 Main Street
Holmdel, New Jersey 07733
Attention: Office of Chief Legal Officer

Any such notice, request, demand or other communication to Vonage delivered in the manner specified above shall be deemed duly given only upon receipt by Vonage.
All notices, requests, demands and other communications hereunder to Executive shall be in writing and shall be delivered, either by hand, by facsimile, by overnight courier, or by certified mail, return receipt requested, duly addressed as indicated below or to such changed address as Executive may subsequently designate:
Joseph Redling
at the last address on record with Vonage

Any such notice, request, demand or other communication to Executive delivered in the manner specified above shall be deemed duly given only upon receipt by Executive.
11.    Severability. If, at any time after the Effective Date, any provision of this Agreement or the Updated Release shall be held by any court of competent jurisdiction or arbitrator to be illegal, void or unenforceable, such provision shall be of no force and effect. The illegality or unenforceability of such provision, however, shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement or the Updated Release, provided, however, that upon finding that Paragraph 4(a) or the Updated Release is illegal and/or unenforceable, Vonage shall be released from any obligation to make any payment pursuant to Paragraph 6 of this Agreement, and Executive shall repay to Vonage any and all amounts already received pursuant to Paragraph 6.
12.    Choice of Law; Arbitration. The terms of this Agreement and the Updated Release and all rights and obligations of the Parties, including its enforcement, shall be interpreted and governed by the laws of the State of New Jersey, without regard to conflicts of law principles. Pursuant to Section 11 of the Employment Agreement, which is incorporated by operation thereof and reference herein, any disputes arising out of this Agreement or the Updated Release and which are mandatorily arbitrable shall be settled exclusively by arbitration before the American Arbitration Association at a location in New Jersey; provided, however, that any Party to this Agreement may seek provision relief, including temporary restraining orders, temporary protective orders, and preliminary injunctive relief, pending arbitration or in aid of arbitration or both against the other parties hereto in any federal and state courts of competent jurisdiction.
13.    Injunctive Relief. Notwithstanding the limited agreement to arbitrate set forth in Paragraph 12 of this Agreement, any claim alleging breach of Paragraph 8 of this Agreement, alleging breach of Sections 5, 6 or 7 of the Employment Agreement, or alleging breach of the Confidentiality Agreement or Non-Compete Agreement may be brought in any federal or state court of competent jurisdiction in the State of New Jersey, where the Parties consent to jurisdiction and agree not to argue that it is an inconvenient forum for resolution of the claim. In accordance with Section 8 of the Employment Agreement and this Paragraph 13 of the Agreement, a material breach of Section 5, 6 or 7 of the Employment Agreement, of Paragraph 9 of this Agreement, or of the Confidentiality Agreement or Non-Compete Agreement shall be considered to be irreparable harm, where no adequate remedy at law would be available in respect thereof. The Parties agree that neither Party will have any obligation to post a bond to obtain said injunctive relief.

14.    Modification of Agreement. No provision of this Agreement may be modified, altered, waived or discharged unless such modification, alteration, waiver or discharge is agreed to in writing and signed by the Parties hereto. No waiver by either Party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
15.    Withholding. Vonage may withhold from amounts payable or benefits provided under this Agreement any and all federal, state and local taxes that are required to be withheld and reported by any applicable laws and regulations. Vonage may also withhold and report any amounts necessary pursuant to the benefit plans, policies or arrangements of Vonage or otherwise, in accordance with any applicable Vonage policies, laws and/or regulations.
16.    Entire Agreement; Headings. Other than as set forth in Paragraph 7 hereof, this Agreement (along with the Updated Release) sets forth the entire agreement between the Parties hereto and any and all prior and contemporaneous agreements, discussions or understandings between the Parties pertaining to the subject matter hereof, including relating to severance payments or compensation, have been and are merged into and superseded by this Agreement. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.
17.    Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.
18.    EXECUTIVE ACKNOWLEDGES AND WARRANTS THAT:
(a)    he has read the terms of this Agreement and that he understands its terms and effects, including the fact that he has agreed to execute the Updated Release following the Termination Date as a condition for receiving the benefits described in Paragraph 6, and to release and forever discharge Vonage or any releasee from any legal action arising out of his employment relationship with Vonage, the terms and conditions of that employment relationship, and the termination of that employment relationship;

(b)    he has signed this Agreement voluntarily and knowingly in exchange for the consideration described and referenced herein, which he acknowledges as adequate and satisfactory to him;
(c)    he has been informed that he has the right to consider this Agreement for a period of twenty-one (21) days from receipt prior to entering into this Agreement and he has signed on the date indicated below after concluding that this Agreement is satisfactory;
(d)    he has been informed that he has the right to revoke this Agreement for a period of seven (7) days following his execution of this Agreement by giving written notice to Vonage to the attention of the Office of Chief Legal Officer, Vonage Holdings Corp., 23 Main Street, Holmdel, New Jersey 07733. This Agreement shall not be effective or enforceable until Executive’s right to revoke this Agreement has lapsed;
(e)    he has been and is hereby advised in writing by Vonage to consult with an attorney prior to signing this Agreement and he has consulted with his attorney and fully discussed and reviewed the terms of this Agreement with his attorney;
(f)    neither Vonage, nor any of its agents, representatives or attorneys have made any representations to Executive concerning the terms or effects of this Agreement other than those contained and referenced herein; and
(g)    this Agreement shall be governed, interpreted and enforced by and under the laws of the State of New Jersey, without regard to choice of law principles.

                     VONAGE HOLDINGS CORP.

By:____/s/ Joseph Redling _________         By:____/s/ Alan Masarek __________
    Joseph Redling             Alan Masarek

Dated:____ May 23, 2017 ________         Dated:____ May 23, 2017 _________

Exhibit A

Updated Release Agreement

This Updated Release Agreement (this “Updated Release”) is hereby entered into between Vonage Holding Corp. (defined herein to include its affiliates, subsidiaries, predecessors and successors and hereinafter referred to as “Vonage”) and Joseph Redling (“Executive”). Vonage and Executive are hereinafter referred to as the “Parties.”
WHEREAS, the Parties previously entered into that certain Confidential, Transition, Separation and General Release Agreement dated as of May 23, 2017 (the “Release Agreement”), detailing the terms of Executive’s separation from Vonage (capitalized terms used herein and not defined herein shall have the respective meanings set forth in the Release Agreement);
WHEREAS, this Updated Release formed part of the Release Agreement, was expressly incorporated therein, and was attached as Exhibit A to the Release Agreement; and
WHEREAS, pursuant to the Release Agreement, Executive agreed to execute and deliver to the Company within twenty-one (21) days of the Termination Date this Updated Release containing a general release of claims co-extensive and substantially similar with the release set forth in the Release Agreement.
NOW THEREFORE, for good and valuable consideration, including, but not limited, to the payments and benefits detailed under the Release Agreement, the continued provision of which is conditioned on Executive’s signing and returning this Updated Release, the Parties hereby agree to the following:
1.    In consideration of the terms of the Release Agreement, Executive for himself, his heirs, executors, administrators, trustees, legal representatives, successors and assigns (hereinafter collectively referred to for purposes of this Updated Release as “Executive”) hereby irrevocably and unconditionally waives, releases and forever discharges Vonage and its past, present and future affiliates and related entities, parent and subsidiary corporations, divisions, shareholders, predecessors, future officers, directors, trustees, fiduciaries, administrators, executives, agents, representatives, successors and assigns (hereinafter collectively referred to for purposes of this Updated Release as “Vonage”) for any and all waivable claims, charges, demands, sums of money, actions, rights, promises, agreements, causes of action, obligations and liabilities of any kind or nature whatsoever, at law or in equity, whether known or unknown, existing or contingent, suspected or unsuspected, apparent or concealed, foreign or domestic (hereinafter collectively referred to as “claims”) which he has now or in the future may claim to have against Vonage based upon or arising out of any facts, acts, conduct, omissions, transactions, occurrences, contracts, claims, events, causes, matters or things of any conceivable kind or character existing or occurring or claimed to exist or to have occurred prior to the Termination Date in any way whatsoever relating to or arising out of Executive’s employment with Vonage or the termination thereof. Such claims include, but are not limited to, claims arising under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq.; the Equal Pay Act of 1963, 29 U.S.C. § 206(d); Section 806 of the Corporate and Criminal Fraud Accountability Act of 2002, 18 U.S.C. § 1681 et seq.; the Fair Credit Reporting Act, 15 U.S.C. §1681 et seq.; any other federal, state or local statutory laws relating to employment, discrimination in employment, termination of employment, wages, benefits or otherwise, including, but not limited to, the New Jersey Law Against Discrimination, the Conscientious Employee Protection Act, the New Jersey Wage Payment Law, the New Jersey Family Leave Act, all as amended; the common law of the State of New Jersey; any claim under any local ordinance, including, but not limited to, any ordinance addressing fair employment practices; any claims for employment or reemployment by the Company; any common law claims, including but not limited to actions in tort, defamation and breach of contract; any claim or damage arising out of Executive’s employment with or separation from Vonage (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; and any and all claims for counsel fees and costs. Notwithstanding anything in this Supplemental Release or elsewhere to the contrary, the release set forth in this Supplemental Release shall not extend to rights arising under, or preserved by, the Release Agreement.
2.    Executive acknowledges that before entering into this Updated Release, Executive has had the opportunity to consult with counsel about any questions regarding the Updated Release and the Release Agreement, and Executive has been advised to do so if he so chose. Executive further acknowledges that Executive has entered into this Updated Release and the Release Agreement of Executive’s own free will, and that no promises or representations have been made to Executive by any person to induce Executive to enter into this Updated Release and the Release Agreement other than the express terms set forth herein and in the Release Agreement. Executive further acknowledges that Executive has read this Updated Release and the Release Agreement and understands all of their terms, including the waiver and release of claims set forth in this Updated Release and in Paragraph 4 of the Release Agreement.
3.    Executive represents and warrants that he has returned, or will immediately return, to Vonage all Vonage property (including, without limitation, any and all computers, BlackBerries, cell phones, identification cards, card key passes, corporate credit cards, corporate phone cards, files, memoranda, keys and software) in Executive’s possession and that he has not, and will not, retain any duplicates or reproductions of such items. Executive further represents and warrants that he has delivered to Vonage all copies of any Confidential Information (as defined in the Confidentiality Agreement) in his possession or control and has destroyed all copies of any analyses, compilations, studies or other documents in his possession that contain any Confidential Information. Notwithstanding the foregoing, Executive shall maintain ownership and use of his rolodex and other address books, and Vonage agrees to cooperate with Executive in the transfer to Executive of cell phone and BlackBerry numbers used by Executive if such numbers are registered in Vonage’s name.
4.    The Parties hereby acknowledge that Executive may take up to 21 days from the Termination Date to consider, sign and return this Updated Release. In addition, Executive may revoke this Updated Release after signing it, but only by delivering a signed revocation notice to Vonage to the attention of the Office of Chief Legal Officer, Vonage Holdings Corp., 23 Main Street, Holmdel, New Jersey 07733, within seven (7) days of the date Executive has signed this Updated Release. Under no circumstances should Executive sign or return this Updated Release prior to the day following the Termination Date and any such execution of this Updated Release shall not be effective.
[signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Updated Release on this [__] day of [___], 2017.

                     VONAGE HOLDINGS CORP.

By:________________________         By:___________________________
Joseph Redling

Dated:_____________________         Dated:_______________________

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